Exhibit 5.2

LAW OFFICES
LEMLE & KELLEHER, L.L.P.
A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
21st FLOOR, PAN AMERICAN LIFE CENTER
601 POYDRAS STREET • NEW ORLEANS, LOUISIANA 70130
TELEPHONE (504) 586-1241 FAX (504) 584-9142
WWW.LEMLE.COM
BATON ROUGE OFFICE
ONE AMERICAN PLACE
301 MAIN STREET, SUITE 1100
BATON ROUGE, LOUISIANA 70825
TELEPHONE: (225) 387-5068

October 2, 2012

To the Manager named in Schedule I

For the Underwriters named in Schedule III

Of the Underwriting Agreement:

Citigroup Global Markets, Inc.

388 Greenwich Street

New York, New York 70013

Attn.: General Counsel

Ladies and Gentlemen:

This opinion is provided to you pursuant to Section 5(d) of the Underwriting Agreement, dated September 27, 2012 (the “Underwriting Agreement”), by and among Regency Energy Partners LP (the “Partnership”), Regency Energy Finance Corp. (“Finance Corp.” and together with the Partnership, the “Issuers”), the Guarantors named therein and the Underwriters named therein, pursuant to which the Underwriters have agreed to purchase from the Issuers $700,000,000 aggregate principal amount of the Issuers’ 5.500% Senior Notes due 2023 (the “Notes”), on the terms set forth in Section 2 of the Underwriting Agreement. Any capitalized term used in this opinion and not defined shall have the meaning assigned to such term in the Underwriting Agreement.

We have acted as counsel to Gulf States Transmission LLC, a Louisiana Limited Liability Company (“GST LLC”), and a Guarantor under the Underwriting Agreement, in connection with the offer and sale by the Issuers of the Notes. In connection with the opinions expressed below, we have examined the following:

(a) Gulf States Transmission Corporation (“GST Corporation”) Plan of Conversion dated as of December 31, 2010;

(b) Conversion Application to Limited Liability Company of GST Corporation dated December 20, 2010 submitted to the Louisiana Secretary of State;

(c) Initial Report of GST LLC dated December 21, 2010 filed with the Louisiana Secretary of State;

Citigroup Global Markets, Inc.

October 2, 2012

(d) Certificate of the Louisiana Secretary of State dated January 5, 2011 converting GST Corporation to GST LLC;

(e) Limited Liability Company Agreement between GST LLC and Regency Gas Services LP (“Regency Gas”) its sole member. (The documents described in paragraphs (a) through (e) hereof are referred to collectively as the “GTC LLC Organizational Documents.”);

(f) Certificate of Good Standing for GST LLC from the Louisiana Secretary of State dated September 27, 2012;

(g) the Underwriting Agreement dated September 27, 2012;

(h) the Indenture dated as of October 27, 2010, among the Issuers, the Guarantors and the Trustee (the “Base Indenture”);

(i) the First Supplemental Indenture dated as of October 27, 2010, among the Issuers, the Guarantors and the Trustee (the “First Supplemental Indenture”);

(j) the Second Supplemental Indenture dated as of May 24, 2011, among the Issuers, the Guarantors and the Trustee (the “Second Supplemental Indenture”);

(k) the Third Supplemental Indenture dated as of May 26, 2011, among the Issuers, the Guarantors and the Trustee (the “Second Supplemental Indenture”);

(l) the Fourth Supplemental Indenture dated as of May 22, 2012, among the Issuers, the Guarantors and the Trustee (the “Fourth Supplemental Indenture”; the Fourth Supplemental Indenture, together with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, and the Third Supplemental Indenture, are referred to collectively as the “Indenture”);

(m) the Notation of Guarantee dated October 2, 2012 signed by GST LLC to evidence its Note Guarantee (as required by the terms of, and as defined in, the Indenture);

(n) the Unanimous Written Consent of Regency OLP GP LLC dated as of September 27, 2012 (the “Regency OLP GP Consent”) acting in its capacity as general partner of Regency Gas Services LP, sole member of GST LLC, authorizing Regency OLP GP LLC to execute and deliver the Underwriting Agreement, the Indenture and Notation of Guarantee on behalf of GST LLC;

(o) the Uniform Commercial Code search report dated September 28, 2012 from the Secretary of State of the State of Delaware run in the name of Regency Gas; and

(p) such other documents as we have deemed appropriate for purposes of the opinions expressed below.

Citigroup Global Markets, Inc.

October 2, 2012

Based on the foregoing, and subject to the qualifications and limitations set forth below, we are of the opinion that:

(i) GST Corporation was duly converted to a limited liability company. GST Corporation’s name was duly changed to GST LLC and GST LLC is validly existing and in good standing as a limited liability company under the laws of Louisiana.

(ii) The Underwriting Agreement has been duly authorized, executed and delivered by GST LLC pursuant to the Regency OLP GP Consent.

(iii) The Indenture has been duly authorized, executed and delivered by delivered by GST LLC pursuant to the Regency OLP GP Consent.

(iv) The Notation of Guarantee has been duly authorized, executed and delivered by delivered by GST LLC pursuant to the Regency OLP GP Consent.

(v) GST LLC is a wholly owned subsidiary of Regency Gas. The GST LLC limited liability company interests owned by Regency Gas are free and clear of all liens, encumbrances or security interests (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Regency Gas as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to us, without independent investigation, other than those created to secure indebtedness, interest or other obligations under that certain Fifth Amended and Restated Credit Agreement, effective as of March 4, 2010 (as amended), by and among Regency Gas, as borrower, the Partnership and the other guarantors named therein and the lenders party thereto, as perfected by the filing of a Uniform Commercial Code Financing Statement on March 2, 2010 naming Regency Gas as debtor and naming Wachovia Bank, National Association, as Collateral Agent, as the secured party under Initial Filing # 2010 0696298 of the records of the Secretary of State of the State of Delaware.

(vi) The execution, delivery and performance of the Underwriting Agreement by GST LLC, the consummation of the transactions contemplated thereby, the execution, delivery and performance of the Indenture and the Notation of Guarantee by GST LLC or the consummation of the transactions contemplated thereby (A) do not or will not require any consents, approvals or authorizations by GST LLC from, or any registrations, declarations or filings to be made by GST LLC with, any governmental authority under any federal or Louisiana statute, rule or regulation applicable to GST LLC on or prior to the date hereof that have not been obtained or made, (B) do not or will not constitute a violation of the organizational documents of GST LLC, or (C) do not or will not result in any violation of the Louisiana Limited Liability Company Law, the other laws of the State of Louisiana or federal law.

In rendering the opinions expressed herein, we have

Citigroup Global Markets, Inc.

October 2, 2012

(A) relied, with respect to matters of fact, upon the representations of GST LLC contained in the Underwriting Agreement, the Regency OLP GP Consent, certificates of officers and employees of GST LLC and upon information obtained from public officials,

(B) assumed that all documents submitted to us as originals are authentic, that all copies submitted to us conform to the originals thereof, and that the signatures on all documents examined by us are genuine,

(C) assumed that each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete, and

(D) respecting clause (C) of subparagraph (vi) above, not expressed an opinion with respect to any securities or anti-fraud laws.

Our opinion is limited to federal laws and the laws of the State of Louisiana. This opinion letter is furnished to you solely for your benefit pursuant to Section 5(d) of the Underwriting Agreement. This letter and the opinions expressed herein may not be used or relied upon by you for any other purpose and may not be used or relied upon for any purpose by any other person or entity without our prior written consent, other than by you and by Underwriters’ counsel in matters of Louisiana law. Except for the use permitted herein, this letter is not to be quoted or reproduced in whole or in part or otherwise referred to in any manner nor is it to be filed with any governmental agency or delivered to any other person without our prior written consent.

Very truly yours,

/s/ LEMLE & KELLEHER, L.L.P.

Lemle & Kelleher, L.L.P.